As filed with the Securities and Exchange Commission on December 14, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________________
THE SCOTTS MIRACLE-GRO COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14111 Scottslawn Road
Marysville, Ohio 43041
(937) 644-0011
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
___________________________________________________________

Vincent C. Brockman, Esq.	Copy to:
Executive Vice President, General Counsel and	J. Steven Patterson, Esq.
Corporate Secretary	Hunton & Williams LLP
The Scotts Miracle-Gro Company	2200 Pennsylvania Avenue, NW
14111 Scottslawn Road	Washington, DC 20037
Marysville, Ohio 43041	(202) 955-1500
(937) 644-0011
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑     Accelerated filer  ☐     Non-accelerated filer ☐    Smaller reporting company ☐
(Do not check if a smaller reporting company)
__________________

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Shares, without par value
Preferred Shares, without par value
Warrants
Purchase Contracts
Purchase Units
Guarantees of Debt Securities (2)
Total:

________________________

(1)
An indeterminate number or amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

(2)
Guarantees of Debt Securities may be issued by those direct and indirect subsidiaries of The Scotts Miracle-Gro Company listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EG Systems, Inc.(1)	Indiana	35-1937875
Gutwein & Co., Inc.(1)	Indiana	35-0864689
SMG Brands, Inc. (2)	Delaware	20-2964892
Hyponex Corporation(1)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(1)	New York	11-3186421
OMS Investments, Inc.(3)	Delaware	51-0357374
Rod McLellan Company(1)	California	94-1439564
Sanford Scientific, Inc.(1)	New York	16-1279959
Scotts Manufacturing Company(1)	Delaware	42-1508875
Scotts Products Co.(1)	Ohio	31-1269080
Scotts Professional Products Co.(1)	Ohio	31-1269066
Scotts-Sierra Investments, Inc.(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(1)	Delaware	33-0978312
SMG Growing Media, Inc.(1)	Ohio	20-3544126
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Scotts Company LLC(1)	Ohio	31-1414921
________________________

(1)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	The address, including zip code, of the principal executive offices for this additional obligor is 1105 North Market Street, Wilmington, Delaware 19899.

(3)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

PROSPECTUS

The Scotts Miracle-Gro Company

Debt Securities
Common Shares
Preferred Shares
Warrants
Purchase Contracts
Purchase Units
Guarantees of Debt Securities
We may offer from time to time, in one or more offerings, debt securities, common shares, preferred shares, warrants, purchase contracts and purchase units or any combination thereof. The debt securities may be either senior debt securities or subordinated debt securities. This prospectus also covers guarantees, if any, of our payment obligations under the debt securities, which may be given from time to time by one or more of our subsidiaries, on terms to be determined at the time of the offering.
This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under the heading “Where You Can Find More Information” carefully before you make your investment decision.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “SMG.” On December 12, 2012, the last reported sale price of our common shares was $41.95. Unless we state otherwise in the applicable prospectus supplement, we will not list any of the securities on any securities exchange.
We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.
Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 14, 2012.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities offered.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, references to “Scotts,” the “Company,” “we,” “our” and “us” and similar terms mean The Scotts Miracle-Gro Company and its subsidiaries.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results and future events to differ materially from those expressed in or implied by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.
The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. Except as required by law, we undertake no obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. See “Where You Can Find More Information.”
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•
Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company's costs of doing business or limit the Company's ability to market all of its products;

•	Damage to the Company's reputation could have an adverse effect on the Company's business;

•	The Company's marketing activities may not be successful;

•	Disruptions in availability or increases in the prices of raw materials or fuel costs could adversely affect the Company's results of operations;

•	The Company's hedging arrangements could expose us to certain counter-party risks;

•	Economic conditions could adversely affect the Company's business;

•	The highly competitive nature of the Company's markets could adversely affect its ability to maintain or grow revenues;

•	The Company may not successfully develop new products or improve existing products or maintain its effectiveness in reaching consumers through rapidly evolving communication vehicles;

•
Because of the concentration of the Company's sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company's financial results;

•	The Company's reliance on third-party manufacturers could harm the Company's business;

•	The Company's reliance on a limited base of suppliers may result in disruptions to the Company's business and may adversely affect the Company's financial results;

•
A significant interruption in the operation of the Company's or its suppliers' facilities could impact the Company's capacity to produce products and service its customers, which could adversely affect revenues and earnings;

•	Adverse weather conditions could adversely impact financial results;

•	The Company's indebtedness could limit its flexibility and adversely affect its financial condition;

•	The Company's post-retirement-related costs and funding requirements could increase as a result of volatility in the financial markets, changes in interest rates and actuarial assumptions;

•	The Company's international operations make it susceptible to the costs and risks associated with operating internationally;

•	Failure of the Company's key information technology systems could adversely impact its ability to conduct business;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company's business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 30% of the Company's common shares and can significantly influence decisions that require the approval of shareholders;

•
The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks; and

•	Any other risk factors set forth below under the heading “Risk Factors” or in our reports filed with the SEC under the Exchange Act.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.
RISK FACTORS
Our business is subject to uncertainties and risks. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.
THE SCOTTS MIRACLE-GRO COMPANY
We are a leading manufacturer and marketer of branded consumer lawn and garden products. We own or market the leading brands in nearly every category of the non-durable consumer lawn and garden industry in the United States and have a significant presence in Europe and Canada, where we own several important brands. We also have the second largest market share position in the fragmented U.S. lawn care service industry and are expanding our presence in this segment through our Scotts LawnService® business. We believe that our market leadership position is driven by our leading brands, innovative products, consumer-focused marketing, superior product performance, supply chain competence, highly knowledgeable field sales and merchandising organization and extensive relationships with major U.S. retailers. Our common shares are traded on the New York Stock Exchange under the symbol “SMG.”
The Scotts Miracle-Gro Company traces its heritage back to a company founded by O.M. Scott in Marysville, Ohio in 1868. In the mid 1900s, we became widely known for the development of quality lawn fertilizers and grass seeds that led to the creation of a new industry-consumer lawn care. In the 1990s, we significantly expanded our product offering with three powerful leading brands in the U.S. home lawn and garden industry. First, in fiscal 1995, through a merger with Stern's Miracle-Gro Products, Inc., we acquired the Miracle-Gro® brand, the industry leader in water-soluble garden plant foods. Second, in fiscal 1999, we acquired the Ortho® brand in the United States and obtained exclusive rights to market the consumer Roundup® brand within the United States and other specified countries, thereby adding industry-leading weed, pest and disease control products to our portfolio. Today, we believe the Scotts®, Turf Builder®, Miracle-Gro®, Ortho® and Roundup® brands make us the most widely recognized company in the consumer lawn and garden industry in the United States.
Our principal executive offices are located at 14111 Scottslawn Road, Marysville, Ohio 43041, and our telephone number is (937) 644-0011. We maintain a website at www.scotts.com where general information about us is available. The information on our website is not a part of this prospectus or any applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Fiscal Year Ended September 30,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)	3.1	3.9	5.8	3.9	1.6
________________________

(1)
Earnings consist of income before income taxes, fixed charges, amortization of capitalized interest, adjustments for minority interests in consolidated subsidiaries and distributed earnings of equity method investees less interest capitalized. Fixed charges consist of interest on borrowings, amortization of deferred financing costs, capitalized interest, the proportion deemed representative of the interest factor within rent expense and interest on deposits. We did not have any preferred shares outstanding during the periods indicated.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include working capital additions, repayment of indebtedness, repurchase of our common shares, capital expenditures, acquisitions and other strategic investments.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus and any related guarantees. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.
The senior debt securities will be issued under an indenture, dated as of January 14, 2010 (the “Indenture”) among the Company, the guarantors and U.S. Bank National Association, as trustee, as it may be supplemented or amended from time to time. The subordinated debt securities will be issued under a separate indenture between us and one or more U.S. banking institutions. The trustee for each series of our subordinated debt securities will be identified in the applicable prospectus supplement. We may refer to the Indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures.”
The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended from time to time following their execution. Prior to issuing any subordinated debt securities, we will be required to select a trustee for the subordinated indenture, qualify the trustee or trustees under the Trust Indenture Act and execute the subordinated indenture.
Each of the senior indenture and the form of the subordinated indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the prospectus supplement relating to such series of debt securities.
The following summary describes selected provisions of the indentures. This summary does not describe every aspect of the debt securities, the guarantees or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture. We urge you to read the applicable indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities and the guarantees in the applicable prospectus supplement.
General
The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under each indenture, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or in one or more officer's certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•
any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•
the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	the terms and conditions upon which payment on the offered debt securities may change;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the applicable indenture;

•	whether the offered debt securities will be guaranteed;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

If the offered debt securities are denominated in whole or in part in any currency other than U.S. dollars, if the principal of (and premium, if any) or interest, if any, on the offered debt securities are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of the debt securities, material federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe all material federal income tax and other considerations applicable to any such original issue discount securities.
The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.
Payment
Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.
Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.
Form, Transfers and Exchanges
The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $2,000 each or integral multiples of $1,000 in excess thereof.
Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.
Global Securities
The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.
No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.
Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we default for 30 days in the payment when due of interest upon any debt security of such series;

•	we default in the payment when due of the principal of or premium, if any, on any debt security of such series at its maturity;

•	we default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

•
we default in the observance or performance of any other covenant or agreement contained in the applicable indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the applicable trustee or the holders (with a copy to the applicable trustee) of at least 25% of the outstanding principal amount of the debt securities of such series;

•	certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•	any other event of default provided with respect to debt securities of such series occurs.
No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.
Each indenture requires us to provide an officers' certificate to the applicable trustee promptly upon any such officer obtaining knowledge of any default or event of default that has occurred and, if applicable, describe such default or event of default and the status thereof. Each indenture requires us to file annually with the applicable trustee an officers' certificate as to our compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.
If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.
After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.
If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.
Merger or Consolidation
Each indenture provides that we may not consolidate with or merge or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•
the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•
immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing; and

•	all other conditions specified in the applicable prospectus supplement are met.
Modification or Waiver
Without prior notice to or the consent of any holders, we and the applicable trustee may modify the applicable indenture for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities of a particular series in addition to or in place of certificated debt securities of such series;

•	to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect in any material respect the legal rights under the applicable indenture of any such holder;

•	to add any person as a guarantor;

•	to comply with any requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

•	to remove a guarantor which, in accordance with the terms of the applicable indenture, ceases to be liable in respect of its guarantee;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee;

•	to secure all of the debt securities of a particular series;

•	to add to the covenants of us or any guarantor for the benefit of the holders or to surrender any right or power conferred upon us or any guarantor; or

•	to establish the form or terms of debt securities of any series as permitted by the terms of such indenture.

We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•
reduce the principal amount of debt securities of such a series whose holders must consent to an amendment, supplement or waiver, including the waiver of defaults or events of default, or to a rescission and cancellation of a declaration of acceleration of the debt securities;

•	reduce the rate of, or change, or have the effect of changing the time for payment of interest, including defaulted interest, on the debt securities of such a series;

•
reduce the principal of or change or have the effect of changing the fixed maturity of such debt securities, or change the date on which such debt securities may be subject to redemption, or reduce the redemption price therefor;

•	make such debt securities payable in money other than that stated in such debt securities;

•
make any change in the provisions of the applicable indenture protecting the right of each holder to receive payment of principal of and interest on such debt securities on or after the due date thereof, or to bring suit to enforce such payment;

•
waive a default in the payment of principal of or interest on any such debt securities; provided that this clause shall not limit the right of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series to rescind and cancel a declaration of acceleration of such debt securities following delivery of an acceleration notice as described under “— Events of Default”;

•	make any change in the provisions of the applicable indenture described in this “Modification or Waiver” section;

•	contractually subordinate such debt securities (or any related guarantees) to any other indebtedness;

•	conflict with the required provisions of the Trust Indenture Act; or

•
modify any of the foregoing provisions of the applicable indenture, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of each series affected thereby.

A modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders' rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:

•	a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Legal Defeasance and Covenant Defeasance
The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:

•
all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities of such series which have been replaced or paid and debt securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us as provided in the applicable indenture) have been delivered to the registrar for cancellation, and

•	we have paid all sums payable under the applicable indenture by us, and

•
we have delivered to the applicable trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of such indenture have been complied with; or

•
we shall have given notice of redemption of all of the debt securities of such series, all of the debt securities of such series shall have otherwise become due and payable or all of the debt securities of such series will become due and payable, or may be called for redemption, within one year, and

•
we have irrevocably deposited or caused to be deposited with the applicable trustee or another trustee funds, in trust solely for the benefit of the holders of debt securities of such series, U.S. legal tender, U.S. government obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the debt securities of such series not theretofore delivered to the applicable trustee for cancellation, together with irrevocable instructions from us directing the applicable trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

•
no default or event of default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which we are a party or by which we are bound;

•	we have paid all other sums payable under the applicable indenture; and

•
we have delivered to the applicable trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been complied with.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.
We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of a series and all obligations of any guarantors discharged with respect to their guarantees (“Legal Defeasance”) except for:

•
the rights of holders of such outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust referred to below;

•
our obligations with respect to such debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee, and our obligations in connection therewith; and

•	the Legal Defeasance provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants that are described in the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the outstanding debt securities of a series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an event of default with respect to such debt securities.
In order to exercise either Legal Defeasance or Covenant Defeasance:

•
we must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of such debt securities, cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

•
in the case of Legal Defeasance, we must have delivered to the applicable trustee an opinion of counsel reasonably acceptable to such trustee confirming that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•
in the case of Covenant Defeasance, we must have delivered to the applicable trustee an opinion of counsel reasonably acceptable to such trustee confirming that the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•
no default or event of default shall have occurred and be continuing either (1) on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) or (2) insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

•
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the applicable indenture or any material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than any such default under the applicable indenture resulting solely from the borrowing of funds to be applied to such deposit);

•
we must have delivered to the applicable trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

•
we must deliver to the applicable trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others;

•
we must deliver to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

•	certain other customary conditions precedent are satisfied.

Senior Debt Securities
The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, the senior indenture will not limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.
Subordination
If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities. However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness. In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods. If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.
If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation). Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.
Conversion Rights
The terms and conditions of any debt securities being offered that are convertible into our common shares will be described in the applicable prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.
Corporate Existence
Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.
Guarantees of Debt Securities
Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.
Governing Law
The senior indenture is, and the subordinated indenture and our debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF CAPITAL STOCK
The following summary describes the material features of our capital stock. This summary does not describe every aspect of our capital stock and is subject to, and qualified in its entirety by reference to, all the provisions of our amended articles of incorporation and code of regulations, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Ohio law.
Authorized Capital Stock
Our authorized capital stock consists of 100,000,000 common shares, without par value, and 195,000 preferred shares, without par value. As of December 12, 2012, there were (1) 61,390,099 common shares issued and outstanding, and (2) no preferred shares issued and outstanding.

Common Shares
Holders of our common shares are entitled to:

•	one vote for each share held;

•
receive dividends when and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of our preferred shares, if any, and any restrictions contained in our long-term indebtedness; and

•
share ratably in our net assets, legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for distribution to the holders of any preferred shares and to the payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of our common shares have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common shares are, and any common shares that we issue pursuant to this prospectus and a prospectus supplement will be, when issued, fully paid and nonassessable.
Preferred Shares
Under our amended articles of incorporation, our board of directors is authorized to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by Ohio law and the rules and regulations of the NYSE, up to an aggregate of 195,000 preferred shares in one or more series. Our board of directors is also authorized to fix or change the rights, preferences and limitations of each series, including the division of such shares into series and the designation and authorized number of each series, dividend and distribution rights, liquidation rights, preferences and price, redemption rights and price, sinking fund requirements, voting rights, preemptive rights, conversion rights and restrictions on issuance of shares. Absent a determination by the board of directors to establish different voting rights, holders of preferred shares are entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law also entitles the holders of preferred shares to exercise a class vote on certain matters.
Our board of directors will fix the rights, preferences and limitations of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement in a certificate of amendment to our amended articles of incorporation. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our amended articles of incorporation that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.
Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders. When we issue preferred shares under this prospectus and a prospectus supplement, such preferred shares will be fully paid and nonassessable.
Anti-Takeover Effects of Articles of Incorporation, Code of Regulations and Ohio Law
Certain provisions in our amended articles of incorporation and code of regulations and the Ohio Revised Code could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of our shares.

Classified Board of Directors
Our board of directors is divided into three classes, with three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors at any one time and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our board of directors. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors without cause.
Supermajority Voting Provisions
Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and amendments to a corporation's articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation's articles of incorporation provide for a lower amount not less than a majority. Our amended articles of incorporation change the default voting requirement provided by the Ohio General Corporation Law to a majority of the voting power, except that the affirmative vote of two-thirds of the voting power is required with respect to any of the following:

•	proposed amendments to the supermajority voting provision in our amended articles of incorporation;

•	an agreement of merger or consolidation providing for the proposed merger or consolidation of us with or into one or more other corporations and requiring shareholder approval;

•	a proposed combination or majority share acquisition involving the issuance of our shares and requiring shareholder approval;

•	a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of our assets, with or without goodwill; and

•	a proposed dissolution of us.

Limited Shareholder Action by Written Consent
The Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.
Control Share Acquisition Act
The Ohio General Corporation Law provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person's acquisition of an issuer's shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; and

•	a majority or more of such voting power.

This provision, which is known as the Control Share Acquisition Act, does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Control Share Acquisition Act.

Merger Moratorium Statute
Chapter 1704 of the Ohio Revised Code, the Merger Moratorium Statute, generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” (as such term is defined in Section 1704.01 of the Ohio Revised Code) who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute prohibits such transactions between the corporation and the Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.
Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder only if:

•
the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors or the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•
the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation's shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common shares or preferred shares. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.
We will describe in the applicable prospectus supplement the terms of the warrants being offered and the applicable warrant agreement, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	any securities sold together with the warrants;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations applicable to the exercise of the warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The description of the warrants in this prospectus is a summary of the material provisions that will appear in the applicable warrant agreement. This description does not include all of the terms of the applicable warrant agreement and does not contain all of the information that you may find useful. We will describe the terms of any warrants and the applicable warrant agreement in more detail in the applicable prospectus supplement. We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants. The form of the applicable warrant agreement (including the form of the warrant) will be filed with the SEC promptly after the offering of warrants and will be available as described under the heading “Where You Can Find More Information” below.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.
We will describe in the applicable prospectus supplement the terms of the purchase contracts and/or purchase units being offered, including:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•
the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common shares or preferred shares over a specified period or determined by reference to other factors;

•
whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•
the terms of any pledge or depository arrangements relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•
the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment (the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors).

The description of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus is a summary of the material provisions that will appear in the applicable documents. This description does not include all of the terms of those documents and does not contain all of the information that you may find useful. We will describe the terms of any purchase contracts or purchase units in more detail in the applicable prospectus supplement. We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The forms of the relevant documents will be filed with the SEC promptly after the offering of purchase contracts or purchase units and will be available as described under the heading “Where You Can Find More Information” below.
PLAN OF DISTRIBUTION
We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	through any combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.
The prospectus supplement with respect to the securities being offered will describe the specific plan of distribution and the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees or other items constituting underwriters', dealers' or agents' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchanges on which the securities may be listed.

Underwriters
Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

The underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Dealers
If we use dealers in a sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
Agents
If we use agents in a sale, unless otherwise specified in the applicable prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.
Compensation
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed or reallowed or paid to dealers, will be specified in the applicable prospectus supplement.
Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
Direct Sales
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to resales of the securities. We will describe the terms of any direct sales in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, the applicable prospectus supplement will disclose such use and describe the conditions to which the delayed delivery contracts will be subject and the commissions payable for the solicitation of the delayed delivery contracts.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

General Information
Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.
In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters as defined by the Securities Act in connection with the securities that they remarket.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Hunton & Williams LLP, Washington, D.C.
Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements and related consolidated financial statement schedules as of September 30, 2012 and 2011, and for each of the three years in the period ended September 30, 2012 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2012, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information.
Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the following documents that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the applicable prospectus supplement to which this prospectus relates or this offering is terminated:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2012;

•	our Current Reports on Form 8-K filed November 13, 2012 and December 6, 2012; and

•
the description of our common shares contained in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on April 7, 2003, as amended in our Current Report on Form 8-K filed with the SEC on March 24, 2005, together with any subsequent registration statement or report filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Treasurer, telephone number (937) 644-0011.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC's Internet website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at http://www.scotts.com. The information on our website is not a part of this prospectus or any applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses (other than underwriting discounts and commissions) expected to be incurred by the registrant in connection with the issuance and distribution of securities registered hereby.

SEC registration fees	(1)
Printing and engraving expenses	(2)
Transfer Agent's fees and expenses	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total:	(2)
________________________

(1)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee for the securities registered under this registration statement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
The California Corporations
California General Corporation Law
Section 317 of the California General Corporation Law (“CAGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another entity, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred in connection with the defense or settlement of the action and no such indemnification may be made (i) in respect of any claim as to which that person shall have been adjudged to be liable to the corporation unless an appropriate court determines that such person is fairly and reasonably entitled to indemnification for such expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that such person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above or any claim, issue or matter therein, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person in connection therewith.
Section 317 of the CAGCL authorizes a corporation to purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his capacity, or arising out of his status, with the corporation.

Rod McLellan Company
Article V of the Amended and Restated Articles of Incorporation of Rod McLellan Company (“McLellan”) authorizes McLellan to provide indemnification of its directors and officers in excess of the limits set forth in Section 317 of the CAGCL, subject only to the applicable limits set forth in the CAGCL with respect to actions for breach of duty to the corporation and its shareholders.
Article XI of McLellan's Amended Bylaws requires McLellan to indemnify its directors and officers to the fullest extent permitted under the CAGCL, unless a determination is made that the director or officer did not meet the applicable standard of conduct.
Article XI also requires McLellan to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of McLellan, provided, that such insurance is available on acceptable terms.
The Delaware Corporations
Delaware General Corporation Law
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another entity, against expenses, judgments, fines, settlements and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person's conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred in connection with the defense or settlement of the action and no such indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent an appropriate court determines that such person is fairly and reasonably entitled to indemnification for such expenses the court deems proper. To the extent that such person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above or any claim, issue or matter therein, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person in connection therewith.
Section 145(g) of the DGCL further provides that a corporation may purchase and maintain insurance on behalf of any former or current director or officer of the corporation, whether or not the corporation would have the power to indemnify the person under the statute.
Hyponex Corporation; OMS Investments, Inc.; Scotts Manufacturing Company; Scotts-Sierra Investments, Inc.; Swiss Farms Products, Inc.; SMG Brands, Inc.
The Certificates of Incorporation of Hyponex Corporation (“Hyponex”), OMS Investments, Inc. (“OMS”), Scotts-Sierra Investments, Inc. (“SSI”), Scotts Manufacturing Company (“Manufacturing”), Swiss Farms Products, Inc. (“Swiss”) and SMG Brands, Inc. (“SMG Brands”) do not address indemnification.
Article Seven of the Bylaws of OMS, Manufacturing, SMG Brands, SSI and Swiss and Article XI of the Bylaws of Hyponex require the corporation to indemnify its directors and officers to the fullest extent permitted under the DGCL, provided, that, the corporation shall only make such indemnification upon a determination that the director or officer met the applicable standard of conduct.

Article Seven of the Bylaws of OMS, Manufacturing, SMG Brands, SSI and Swiss also authorizes the corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation. Article XI of Hyponex's Bylaws requires Hyponex to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Hyponex, provided, that such insurance is available on acceptable terms.
The Delaware Limited Liability Company
Delaware Limited Liability Company Act
Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Scotts Temecula Operations, LLC
The Certificate of Formation and Limited Liability Company Agreement of Scotts Temecula Operations, LLC do not address indemnification.
The Indiana Corporations
Indiana Business Corporation Law
Chapter 37 of the Indiana Business Corporation Law (“IBCL”) provides that unless otherwise provided in its articles of incorporation, a corporation may indemnify its directors and officers under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their position in the corporation. A director or officer may be indemnified if (i) the individual's conduct was in good faith, (ii) the individual reasonably believed (a) that the conduct was in the best interests of the corporation (if the individual was acting in his official capacity with the corporation) or (b) that the conduct was not opposed to the corporation's best interests (in all other cases), and (iii) in the case of a criminal proceeding, the individual either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer against reasonable expenses incurred by the director or officer if the director or officer was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a made party because of his position in the corporation.
The IBCL permits a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation.
EG Systems, Inc.
Article XI of the Articles of Incorporation of EG Systems, Inc. (“EG”) requires EG to indemnify its directors and officers to the fullest extent permitted under the IBCL.
The Bylaws of EG do not address indemnification.

Gutwein & Co., Inc.
The Articles of Incorporation of Gutwein & Co., Inc. (“Gutwein”) do not address indemnification.
Article IX of the Amended and Restated Code of By-Laws of Gutwein requires Gutwein to indemnify a director or officer made or threatened to be made a party to any proceeding against liabilities and expenses incurred by the director or officer in the following circumstances: (i) if the director or officer is wholly successful with respect to the proceeding and (ii) in all other circumstances, unless the director of officer has breached or failed to perform his duties in compliance with the applicable standard of conduct, the action or failure to act constituted willful misconduct or recklessness or resulted in any personal profit or advantage to which the director or officer was not legally entitled.
Article IX of the Amended and Restated Code of By-Laws of Gutwein authorizes Gutwein to purchase and maintain insurance on behalf of any person who is a director or officer of the corporation.
The New York Corporations
New York Business Corporation Law
Section 721 of the of the New York Business Corporation Law (“NYBCL”) provides that a corporation may not indemnify a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) the acts of the director or officer were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) the director or officer personally gained in fact a financial profit or other advantage to which the director or officer was not legally entitled. Section 722 of the NYBCL provides that, subject to the limitations set forth in Section 721, a corporation may indemnify a director or officer made, or threatened to be made, a party to any action, by reason of the fact that he was a director or officer of the corporation or served at the corporation's request on behalf of another entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, with respect to criminal actions or proceedings, the director or officer had no reasonable cause to believe that his conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to amounts paid in settlement and reasonable expenses actually and necessarily incurred by the person in connection with the defense or settlement of such action, or in connection with an appeal therein, and no such indemnification may be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification. Section 723 of the NYBCL provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action.
Section 726 of the NYBCL authorizes the corporation to purchase and maintain insurance to indemnify directors and officers in instances in which they may be indemnified by a corporation under New York law.
Miracle-Gro Lawn Products, Inc.
The Certificate of Incorporation of Miracle-Gro Lawn Products, Inc. (“Lawn”) does not address indemnification.
Article VI of the Bylaws of Lawn requires Lawn to indemnify its directors and officers to the fullest extent permitted under the NYBCL, provided, that, unless such indemnification is ordered by a court pursuant to Section 725 of the NYBCL, Lawn shall only make such indemnification upon a determination that the director or officer met the applicable standard of conduct.

Article VI also authorizes Lawn to purchase and maintain insurance to indemnify directors and officers; provided, that no such insurance may provide for any payment, other than the cost of defense, to or on behalf of any director or officer (i) if a judgment or final adjudication adverse to the insured director or officer establishes that the director or officer's acts of active and deliberate dishonesty were material to the cause of action adjudicated or that the director or officer personally gained a financial profit or other advantage to which the director or officer was not legally entitled, or (ii) in relation to any risk the insurance of which is prohibited under New York insurance law.
Sanford Scientific, Inc.
The Certificate of Incorporation and By-Laws of Sanford Scientific, Inc. do not address indemnification.
The Ohio Corporations
Ohio General Corporation Law
Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or is or was serving at the request of the corporation as a director or officer of another entity, because the person is or was a director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director's or officer's conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director's or officer's duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director's approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.
The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.
Scotts Products Co.; Scotts Professional Products Co; The Scotts Miracle-Gro Company.
The Articles of Incorporation of Scotts Products Co. (“Products”), Scotts Professional Products Co. (“Professional”) and The Scotts Miracle-Gro Company do not address indemnification.
Article VI of the By-Laws of Products and Professional and Article Five of the Code of Regulations of The Scotts Miracle-Gro Company require the corporation to indemnify its directors and officers to the fullest extent permitted under the OGCL, provided, that, the corporation shall not make such indemnification if a determination is made that the director or officer did not meet the applicable standard of conduct.
Article VI of the By-Laws of Products and Professional and Article Five of the Code of Regulations of The Scotts Miracle-Gro Company also permit the corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation.

SMG Growing Media, Inc.
The Articles of Incorporation of SMG Growing Media, Inc. (“Growing”) do not address indemnification.
Article Five of the Code of Regulations of Growing requires Growing to indemnify any director or officer of Growing to the fullest extent permitted under the OGCL; provided, that Growing is not required to indemnify any director or officer in connection with any claim in any action, suit or proceeding that is asserted by the director or officer unless such claim was authorized by Growing's board of directors. Any such indemnification shall be paid by Growing unless a determination is made by an appropriate court that the director or officer did not meet the applicable standard of conduct.
Growing's Code of Regulations authorizes Growing to purchase and maintain insurance on behalf of any person who is or was a director or officer of Growing.
The Ohio Limited Liability Company
Ohio Limited Liability Company Act
Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because he is or was a manager, member or officer of the company or is or was serving at the company's request as a manager, member, director or officer of any other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the manager, member or officer in connection with the proceeding if the manager, member or officer acted in good faith and in a manner the manager, member or officer reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, the manager, member or officer had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the company, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made in respect of any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager or officer of a limited liability company has been successful on the merits or otherwise in defense of any such action, the limited liability company must indemnify him against expenses actually and reasonably incurred by him in connection with the action.
Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager, member or officer of the company.
The Scotts Company LLC
The Articles of Organization and Operating Agreement of The Scotts Company LLC do not address indemnification.
Director and Officer Insurance Maintained by The Scotts Miracle-Gro Company
The Scotts Miracle-Gro Company maintains insurance policies under which its directors and officers and the directors and officers of the Subsidiary Guarantors are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of The Scotts-Miracle Gro Company or the Subsidiary Guarantors.

Item 16. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index, which immediately precedes the exhibits and is incorporated by reference herein.

Item 17. Undertakings.
(a)     The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part the registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the registrant; and
(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Act.
[Remainder of page intentionally left blank; signatures on following page]

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ James Hagedorn
James Hagedorn, Chief Executive Officer and Chairman of the Board
POWERS OF ATTORNEY
Each of the undersigned directors and officers of The Scotts Miracle-Gro Company (the “Company”) hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan H. Barry	Director	December 14, 2012
Alan H. Barry

/s/ David C. Evans	Chief Financial Officer and Executive Vice President, Strategy and Business Development (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ James Hagedorn	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ Adam Hanft	Director	December 14, 2012
Adam Hanft

Signature	Title	Date

/s/ Stephen L. Johnson	Director	December 14, 2012
Stephen L. Johnson

/s/ William G. Jurgensen	Director	December 14, 2012
William G. Jurgensen

/s/ Thomas N. Kelly Jr.	Director	December 14, 2012
Thomas N. Kelly Jr.

/s/ Carl F. Kohrt, Ph.D.	Director	December 14, 2012
Carl F. Kohrt, Ph.D.

/s/ Katherine Hagedorn Littlefield	Director	December 14, 2012
Katherine Hagedorn Littlefield

/s/ Nancy G. Mistretta	Director	December 14, 2012
Nancy G. Mistretta

/s/ Stephanie M. Shern	Director	December 14, 2012
Stephanie M. Shern

/s/ John S. Shiely	Director	December 14, 2012
John S. Shiely

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

EG SYSTEMS, INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Brian Kura	Director	December 14, 2012
Brian Kura

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

/s/ Tara K. Charnes	Director	December 14, 2012
Tara K. Charnes

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

GUTWEIN & CO., INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SMG BRANDS, INC.

By:	/s/ Aimee M. DeLuca
Name:	Aimee M. DeLuca
Title:	President and CEO
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	December 14, 2012
Aimee M. DeLuca

/s/ Richard F. Klumpp	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
Richard F. Klumpp

/s/ Patricia Ziegler	Director	December 14, 2012
Patricia Ziegler

/s/ Edward R. Claggett	Director	December 14, 2012
Edward R. Claggett

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

HYPONEX CORPORATION

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

MIRACLE-GRO LAWN PRODUCTS, INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

OMS INVESTMENTS, INC.

By:	/s/ Aimee M. DeLuca
Name:	Aimee M. DeLuca
Title:	President and CEO
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	December 14, 2012
Aimee M. DeLuca

/s/ Garry J. Hills	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
Garry J. Hills

/s/ Patricia Ziegler	Director	December 14, 2012
Patricia Ziegler

/s/ Edward R. Claggett	Director	December 14, 2012
Edward R. Claggett

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

ROD MCLELLAN COMPANY

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SANFORD SCIENTIFIC, INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SCOTTS MANUFACTURING COMPANY

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SCOTTS PRODUCTS CO.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SCOTTS PROFESSIONAL PRODUCTS CO.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SCOTTS-SIERRA INVESTMENTS, INC.

By:	/s/ Aimee M. DeLuca
Name:	Aimee M. DeLuca
Title:	President and CEO
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	December 14, 2012
Aimee M. DeLuca

/s/ Mark J. Weaver	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
Mark J. Weaver

/s/ Edward R. Claggett	Director	December 14, 2012
Edward R. Claggett

/s/ Richard F. Klumpp	Director	December 14, 2012
Richard F. Klumpp

/s/ Tara K. Charnes	Director	December 14, 2012
Tara K. Charnes

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SCOTTS TEMECULA OPERATIONS, LLC

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SMG GROWING MEDIA, INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

/s/ Vincent C. Brockman	Director	December 14, 2012
Vincent C. Brockman

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

SWISS FARMS PRODUCTS, INC.

By:	/s/ Aimee M. DeLuca
Name:	Aimee M. DeLuca
Title:	President and CEO
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	December 14, 2012
Aimee M. DeLuca

/s/ Garry J. Hills	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
Garry J. Hills

/s/ Patricia Ziegler	Director	December 14, 2012
Patricia Ziegler

/s/ Edward R. Claggett	Director	December 14, 2012
Edward R. Claggett

 SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 14th day of December, 2012.

THE SCOTTS COMPANY LLC

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn	Chief Executive Officer (Principal Executive Officer)	December 14, 2012
James Hagedorn

/s/ David C. Evans	Chief Financial Officer and Executive Vice President, Strategy and Business Development (Principal Financial Officer and Principal Accounting Officer)	December 14, 2012
David C. Evans

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement related to Debt Securities *

1.2	Form of Underwriting Agreement related to securities other than Debt Securities *

3.1
Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on November 22, 2004 (Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.1])

3.2
Certificate of Amendment by Shareholders to Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on March 18, 2005 (Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.2])

3.3	Code of Regulations of the Registrant (Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.3])

4.1	Indenture for Senior Debt Securities (Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed January 14, 2010 (File No. 1-11593) [Exhibit 4.1])

4.2	Form of Senior Debt Security *

4.3	Form of Indenture for Subordinated Debt Securities (Incorporated herein by reference to the Registrant's Form S-3 ASR filed November 24, 2009 (File No. 333-163330) [Exhibit 4.3])

4.4	Form of Subordinated Debt Security *

4.5	Form of Certificate of Amendment to Amended Articles of Incorporation (describing terms of preferred shares) *

4.6	Form of Preferred Share Certificate *

4.7	Form of Warrant Agreement (including Form of Warrant Certificate) *

4.8	Form of Purchase Contract Agreement (for purchase contracts and purchase units) *

4.9	Form of Pledge Agreement (for purchase contracts and purchase units) *

5.1	Opinion of General Counsel of the Company †

5.2	Opinion of Hunton & Williams LLP †

12.1	Computation of Ratio of Earnings to Fixed Charges †

23.1	Consent of Deloitte & Touche LLP †

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1)

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on signature pages of Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture †

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture *

________________________

†    Filed herewith.
*    To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 that is incorporated herein by reference.